EXHIBIT 10.3

SECOND AMENDMENT TO THE

DANA INCORPORATED

2021 OMNIBUS INCENTIVE PLAN

The 2021 Omnibus Incentive Plan, effective April 21, 2021 (the “Effective Date”) (the “Plan”), of Dana Incorporated, a Delaware corporation (the “Company”), is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

1. Amendment to Section 3(a)(i) of the Plan. Section 3(a)(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“Maximum Shares Available Under Plan. Subject to adjustment as provided in Section 13 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan following the Effective Date is 8,470,000 shares of Common Stock plus the number of shares of Common Stock underlying Substitute Awards, plus the number of shares of Common Stock that remained available for new grants under the Prior Plan as of the Effective Date. From and after the Effective Date, no new grants shall be made under the Prior Plan. Any Award that by its terms can be settled only in cash shall not count against the number of shares of Common Stock available for award under the Plan. Common Stock to be issued or delivered pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination of the foregoing.”

2. Effectiveness. In accordance with Section 20(a) of the Plan, the effectiveness of this Second Amendment to the Dana Incorporated 2021 Omnibus Plan (this “Amendment”) is subject to the approval of the Company’s shareholders at the Company’s 2025 annual general meeting of shareholders (the date of such approval, the “Amendment Effective Date”). For the avoidance of doubt, if shareholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

4. Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Amendment Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment.

DANA INCORPORATED

By:	/s/ Jeff Czerwinski
Name:	Jeff Czerwinski
Title:	VP, Total Reward & HR Administration
Date:	April 29, 2025

[Signature Page to Second Amendment to 2021 Omnibus Plan]